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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

STATE OF INCORPORATION
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New South Federal Savings Bank                         Federal Savings Bank
New South Agency, Inc.                                 Alabama
Avondale Funding.com, inc.                             Delaware
DPH Mortgage, Ltd. (50%)                               Texas Limited Partnership
Collateral Agency of Texas, Inc.                       Texas
New South Management Services, LLC                     Delaware
Nationwide New South Financial Services, LLC (50%)     Delaware
Mt Laurel Mortgage, LLC (50.5%)                        Delaware
OneSource Mortgage, LLC (50.5%)                        Delaware
SAL Mortgage Services, LLC (50.5%)                     Delaware
New South Real Estate, LLC                             Nevada
New South DIL, LLC                                     Nevada
Avalon Mortgage, LLC (50.5%)                           Alabama